Adopted March 8, 2004 as amended September 23, 2010

Exhibit (p)(1)

ISI Funds Consolidated Code of Ethics: Rule 17j-1
(All Funds)

The following Code of Ethics has been approved by the Boards of Directors (the “Boards”) of each of Total Return U.S. Treasury Fund, Inc., Managed Municipal Fund, Inc, North American Government Bond Fund, Inc. and ISI Strategy Fund, Inc. (each a "Fund," and collectively the "Funds"), including a majority of the Disinterested Directors (as defined herein).  The Boards of each Fund found that such Code of Ethics contains provisions reasonably necessary  to prevent the Funds’ "Access Persons" (as defined in Rule 17j-1 of the Investment Company Act of 1940, as amended (the “1940 Act”)) from engaging in any act, practice or course of business prohibited by the anti-fraud provisions of Rule 17j-1.  This Code of Ethics was most recently amended on September 23, 2010.

Revised September 23, 2010

ISI Funds
Consolidated Code of Ethics

I.	General

A.
Rule 17j-1 under the 1940 Act makes it unlawful for investment company personnel and other "Access Persons" to engage in "fraudulent, deceptive or manipulative" practices in connection with their personal transactions in securities when those securities are held or to be acquired by an investment company. Rule 17j-1also requires every investment company, the investment company’s investment advisor and, in certain cases, the investment company’s principal underwriter, to adopt a Code of Ethics containing provisions "reasonably necessary to prevent" such prohibited practices.

This document constitutes the Code of Ethics required by Rule 17j-1 for the "Funds", as defined below.

B.	The requirements of this Code of Ethics are not applicable to any Access Person who is subject to a separate Code of Ethics adopted by an Advisor, Sub-Advisor or Distributor of a Fund, provided that:

1.	such Code of Ethics has been approved by the Boards of the Funds; and

2.	such Advisor, Sub-Advisor or Distributor has certified to the Boards of the Funds that it has adopted procedures reasonably necessary to prevent Access Persons from violating such Code of Ethics.

II.	Definitions

For purposes of this Code of Ethics, the following terms have the meanings set forth as follows:

A.	“Access Person” means:

1.         Any director or officer of a Fund, Advisor or Sub-Advisor1;

1
If an Advisor or Sub-Advisor is primarily engaged in a business other than advising funds or advisory clients within the meaning of Section (a)(1)(B) Rule 17j-1 under the 1940 Act, “Access Person” means any director, officer or Advisory Person of an Advisor or Sub-Advisor who, with respect to a Fund for which such entity acts as Advisor or Sub-Advisor, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by such investment advisor or sub-advisor to the Fund.

2.         Every "Advisory Person" of a Fund, Advisor or Sub-Advisor.  An “Advisory Person” is:

(a)
any employee of the Fund, Advisor or Sub-Advisor who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding Purchase or Sale of a Security by a Fund, or whose functions relate to the making of any recommendations with respect to such Purchases or Sales; and

(b)
any natural person in a Control relationship to a Fund, Advisor or Sub-Advisor who obtains information concerning recommendations made to the Fund with regard to the Purchase or Sale of a Security by the Fund; and

3.
Any director or officer of the Distributor who in the ordinary course of his or her business makes, participates in or obtains information regarding the Purchase or Sale of Securities for the Funds or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Funds regarding any Purchase or Sale of Securities.

B.	“Advisor” means International Strategy & Investment, Inc. as investment advisor of the Funds.

C.
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a pre-determined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

D.
“Beneficial Ownership” of a Security is to be determined in the same manner as it is for purposes of Section 16a1-(a)(2) of the Securities Exchange Act of 1934, as amended. This means that a person should generally consider himself or herself the beneficial owner of any securities of which he or she shares in the profits, even if he or she has no influence on voting or disposition of the securities.

E.
“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) defines “control” as the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.  Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder thereof control over the company.  Such presumption may be countered by the facts and circumstances of a given situation.

F.	“Covered Persons” means any officer, director or employee of the Funds, Advisor, Sub-Advisors or Distributor.

G.	“Disinterested Director” means a director of a Fund who is not an “interested person” of a Fund within the meaning of Section 2(a)(19) of the 1940 Act.

H.	“Distributor” means International Strategy & Investment Group LLC as the principal underwriter for the Funds.

I.	“Funds” means each of the following and any series of the following hereafter designated:

Total Return U.S. Treasury Fund, Inc. ("Total Return")
Managed Municipal Fund, Inc. ("Managed Municipal")
North American Government Bond Fund, Inc. ("North American")
ISI Strategy Fund, Inc. ("Strategy")

J.
“Investment Personnel” means (a) any employee of the Funds (or of any company in a control relationship to the Funds) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the Purchase or Sale of Securities by the Funds; and (b) any natural person who Controls a Fund, the Advisor or the Sub-Advisor and who obtains information concerning recommendations made to a Fund regarding the Purchase or Sale of Securities by the Funds.

K.	“Purchase or Sale of a Security” means obtaining or disposing of “Beneficial Ownership” of that Security and includes, among other things, the writing of an option to purchase or sell a Security.

L.
“Security” shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements) and shares issued by registered, open-end investment companies other than shares issued by the Funds.

M.	“Sub-Advisor” means Los Angeles Capital Management and Equity Research, Inc. as the sub-advisor to Strategy.

III.	General Principles Applicable to Covered Persons

A.	Introduction

Although certain provisions of this Code of Ethics apply only to Access Persons, all Covered Persons are subject to the prohibitions of Rule 17j-1 against fraudulent, deceptive and manipulative practices and to the general fiduciary principles as set forth in Sections III.B. and III.C. below.

Every Covered Person should appreciate the need to behave in an ethical manner with respect to the Funds. In particular, all Covered Persons who are involved in any way with the activities of a Fund should be wary of any potential conflicts between their duty of loyalty to a Fund and their own financial interests, particularly with respect to their own securities trading activities. Covered Persons should take care to preserve the confidentiality of the Funds’ business affairs. Covered Persons who are not "Access Persons" but who become aware of proposed fund securities transactions should not engage in transactions in those same securities without the permission of the Secretary of the Fund. Otherwise, Covered Persons who are not Access Persons are not limited in their personal securities transactions by this Code, but such Covered Persons are encouraged to consult with the Secretary of the Funds if they have any doubts about the applicability of the Code of Ethics to any proposed transaction.

B.	Statement of General Fiduciary Principles

The following principles are the policy of the Funds and are the obligations of all Covered Persons:

1.	It is the duty of all Covered Persons at all times to place the interests of Fund shareholders first.

2.	All personal securities transactions must be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

3.
Covered Persons must not take inappropriate advantage of their positions or the information they acquire, with or on behalf of a Fund, Advisor, Sub-Advisor and/or Distributor, to the detriment of shareholders of the Funds.

C.	Fraudulent Practices

Rule 17j-1 makes it unlawful for any Covered Person, in connection with a Fund  with which such Covered Person has a relationship, to:

1.	employ any device, scheme or artifice to defraud a Fund;

2.
make to a Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Fund; or

4.	engage in any manipulative practice with respect to a Fund.

D.	Necessary Pre-Approvals.

Investment Personnel of Funds or the Advisor or Sub-Advisor are required to obtain approval from the Secretary of the Funds or the Funds’ Advisor or Sub-Advisor before directly or indirectly acquiring Beneficial Ownership in any Securities in an initial public offering or offering exempt from registration under Sections 4(2) or 4(6) of the Securities Act of 1933, as amended or Rules 504, 505 or 506 thereunder (Limited Offerings).

IV.	Requirements Applicable to Access Persons

A.
Identification of Access Persons.  Each of the Fund, the Advisor, the Sub-Advisor and Distributor must indentify Access Persons who are required to make the reports required by Section IV.C. and must inform such Access Persons of their reporting obligations.

B.	Reporting Exceptions.

1.
An Access Person is not required to make any reports under Section IV.C. with respect to any Securities transaction effected for any account over which the Access Person does not have direct or indirect influence or Control or with respect to Purchase and Sale of Securities in passively managed index funds.

2.	An Access Person is not required to make any quarterly reports under Section IV.C.2. with respect to any Purchase or Sale of a Security effected pursuant to an Automatic Investment Plan.

C.	Reporting Requirements. Unless excepted by IV.A. or IV.B., every Access Person of a Funds, Advisor, Sub-Advisor and Distributor must report to the Funds:

1.
Initial Holdings Report.  Not later than 10 days after the person becomes an Access Person (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person) on the form attached hereto as Appendix A:

(a)	the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

(b)
the name of the  broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an access person; and

(c)	the date that the report was submitted by the Access Person.

2.	Quarterly Transaction Reports. Not later than 30 days after the end of the calendar quarter the following information on the form attached hereto as Appendix B:

(a)	With respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security:

(i)	the date of the transaction, title, interest rate and maturity date (if applicable), number of shares and principal amount of each Security involved;

(ii)	the type of transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	the price of the Security at which the transaction was effected;

(iv)	the name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)	the date the report was submitted.

(b)	With respect to any account established by the Access Person in which Securities were held during the calendar quarter for the direct or indirect benefit of the Access Person:

(i)	the name of the broker, dealer or bank with whom the Access Person established the account;

(ii)	the date the account was established; and

(iii)	the date the report was submitted.

3.
Annual Reports.  Not later than 30 days after the end of each calendar year, the following information (which information must be current as of a date no more than 45 days prior to the date the report is submitted) on the form attached hereto as Appendix C:

(a)	the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership;

(b)	the name of the broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect Beneficial Ownership of the Access Person; and

(c)	the date the report was submitted.

D.
Notification of Reporting Obligation and Review of Reports.  Each Access Person shall receive a copy of this Code of Ethics.  All reports shall be promptly submitted upon completion to the Secretary of the Funds for his/her review.

E.
Beneficial Ownership Disclaimer. Any report under this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect Beneficial Ownership in the Securities to which the report relates.

V.	Reporting Exceptions Applicable to Disinterested Directors and Chief Compliance Officer

A.
Exceptions to Initial Holdings Report and Annual Holdings Report Requirement.  A Disinterested Director and Chief Compliance Officer of a Fund are not required to complete an Initial Holdings Report or an Annual Holdings Report under Section IV.C.

B.
Exceptions to Quarterly Transaction Report Requirement.  A Disinterested Director and Chief Compliance Officer of a Fund are required to complete a Quarterly Transaction Report under Section IV. C.2. only if the Disinterested Director or CCO, as applicable knew or, in the ordinary course of fulfilling his official duties as a Fund director should have known, that during the 15-day period immediately before or after the director’s or CCO, as applicable transaction, such Security is or was Purchased or Sold  by a Fund, or was considered for Purchase or Sale, by a Fund, the Advisor or the Sub-Advisor.

VI.	Codes of Ethics Requirements Applicable to Advisor, Sub-Advisor and Distributor

A.
Before initially retaining the services of the Advisor, the Sub-Advisor or the Distributor of the Funds (as such terms are defined in Appendix A),  the Boards of Directors of each of the Funds, including a majority of the Disinterested Directors, must approve the Code of Ethics of each of the Advisor, the Sub-Advisor and the Distributor.

B.	Each Advisor, Sub-Advisor and Distributor shall:

1.	submit to the Fund a copy of its Code of Ethics;

2.	promptly report to the Fund in writing any material amendments to such Code of Ethics;

3.	furnish to the Fund upon request (and in any event no less than quarterly) written reports which:

(a)
describe any issues arising under its Code of Ethics or procedures during the period specified including (but not limited to) information about material violations of the Code of Ethics or procedures and sanctions imposed in response to material violations; and

(b)	certify that it has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics.

C.
The Boards of each of the Funds must approve any material change to the Codes of Ethics of each Advisor, Sub-Advisor or Distributor no later than six (6) months after the adoption of the material change.

VII.	Annual Access Persons Codes of Ethics Certification

A.
All Access Persons are required to certify annually that they have read and understand this Code of Ethics and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein.  Further, all Access Persons are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such policies.  A copy of the certification form to be used in complying with this Section VII.A. is attached to this Code of Ethics as Appendix D.

B.
Upon approval of this Code of Ethics by the Boards, the Disinterested Directors and CCO shall be deemed to have complied with the requirements of Section VII.A., and shall not have to complete the annual certification form.

VIII.	Annual Codes of Ethics Reports

A.
The Funds, the Advisor, the Sub-Advisor and the Distributor shall each prepare an annual report to the Boards of the Funds to be presented at the first meeting of the Boards after the end of each calendar year and which shall:

1.
Describe any issues arising under the respective Codes of Ethics since the last report to the Boards including, but not limited to, information about material violations of the respective Codes of Ethics or procedures and sanctions in response to material violations imposed during the past year;

2.
Identify any recommended changes in existing restrictions or procedures based upon experience under the Codes of Ethics, evolving industry practice or developments in applicable laws and regulations; and

3.
Certify that the Funds, the Advisor, the Sub-Advisor and the Distributor have adopted Codes of Ethics with procedures reasonably necessary to prevent Access Persons from violating the respective Codes of Ethics.

IX.	Confidentiality.

A.
No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Fund) any information regarding Purchase or Sale of a Security by the Funds or consideration by the Funds, the Advisor or the Sub-Advisor of any such Purchase or Sale of a Security.

B.
All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of Purchase or Sale of a Security hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

Amended September 23, 2010

APPENDIX A

ISI FUNDS
INITIAL HOLDINGS REPORT*

A Disinterested Director and the CCO is NOT required to complete this report.  Reports are due within 10 calendar days after a person becomes  an Access Person of any Fund.

Name of Reporting Person:

Access Person Effective Date:

Securities Transactions

Name of Issuer and Title of Security	Number of Shares, Principal Amount, Maturity Date and Interest Rate (if applicable)	Name of Broker/Dealer or Bank Maintaining Securities Account	Disclaim Beneficial Ownership? (indicate by “X”)* *

I certify that I have included on this report initial securities holdings as required to be reported pursuant to the ISI  Funds Code of Ethics.

Signature	Date

Please return this form to the ISI Funds’ Secretary at, ISI, Inc., 666 Fifth Avenue New York, NY  10103. Questions should be directed to Aviva Grossman at 212-715-7514.

*	This reporting requirement shall not be applicable to trading activity in passively managed index funds.

**	If you do not want this report to be construed as an admission that you have Beneficial Ownership of a particular Security, please indicate this by marking an "X" in the box.

APPENDIX B

ISI FUNDS
QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT*

A Disinterested Director or the CCO is required to complete this report ONLY IF the Director or the CCO knew or, in the ordinary course of fulfilling his official duties as a Fund director or as CCO should have known, that during the 15-day period immediately before or after the director’s  or the CCO transaction, such Security is or was Purchased or Sold by a Fund, or considered for Purchase or Sale, by a Fund, the Advisor or the Sub-Advisor. Reports are due within 30 days after the end of the calendar quarter.

Name of Reporting Person:

Calendar Quarter Ended:

Securities Transactions

Date of Transaction	Name of Issuer and Title of Security	Number of Shares, Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Price	Name of Broker/Dealer or Bank Effecting Transaction	Disclaim Beneficial Ownership? (indicate by “X”)* *

Securities Accounts

Date Account Established	Name of Broker/Dealer or Bank

*	This reporting requirement shall not be applicable to trading activity in passively managed index funds.

**	If you do not want this report to be construed as an admission that you have Beneficial Ownership of a particular security, please indicate this by marking an "X" in the box.

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I certify that I have included on this report all securities transactions and securities accounts during the quarter required to be reported pursuant to the ISI Funds Code of Ethics.

Signature	Date

Please return this form to the ISI Funds’ Secretary at, ISI, Inc., 666 Fifth Avenue New York, NY  10103. Questions should be directed to Aviva Grossman at 212-715-7514.

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APPENDIX C

ISI FUNDS
ANNUAL PERSONAL SECURITIES TRANSACTIONS REPORT*

A Disinterested Director and the CCO is NOT required to complete this report.  Reports are due within 30 days after the end of the calendar year.

Name of Reporting Person:

Calendar Year Ended:

Securities Transactions

Name of Issuer and Title of Security	Number of Shares, Principal Amount, Maturity Date and Interest Rate (if applicable)	Name of Broker/Dealer or Bank Maintaining Securities Account	Disclaim Beneficial Ownership? (indicate by “X”) **

I certify that I have included on this report all securities transactions made during the calendar year required to be reported pursuant to the ISI Funds Code of Ethics.

Signature	Date

Please return this form to the ISI Funds’ Secretary at, ISI, Inc., 666 Fifth Avenue New York, NY  10103. Questions should be directed to Aviva Grossman at 212-715-7514.

*	This reporting requirement shall not be applicable to trading activity in passively managed index funds.

**	If you do not want this report to be construed as an admission that you have Beneficial Ownership of a particular security, please indicate this by marking an "X" in the box.

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APPENDIX D

CERTIFICATION FORM

This is to certify that I have read and understand the Code of Ethics of the ISI Funds as last amended September 22, 2010 and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

This is to further certify that I have complied with the requirements of such Code of Ethics and that I have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such Code of Ethics.

Please sign your name here:

Please print your name here:

Please date here:

Please sign two copies of this Certification Form, return one copy to the Secretary of the Fund, and retain the other copy, together with a copy of the Code of Ethics, for your records.

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